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                                                                                                     Exhibit 11.1
                                         Universal Insurance Holdings, Inc.

                               Statement Regarding the Computation of Per Share Income

The following table reconciles the numerator  (earnings) and denominator  (shares) of the basic and diluted earnings per share computations for net income for the nine month and three month periods ended September 30, 2003 and 2002.

                                          Nine Months Ended                        Nine Months Ended
                                         September 30, 2003                       September 30, 2002
                                         ------------------                       ------------------
                                    Income                                  Income
                                    Available to                            Available to
                                    Common                    Per Share     Common                      Per Share
                                    Stockholders   Shares      Amount       Stockholders    Shares        Amount
                                    ------------   ------     ---------     ------------    ------      ---------
Net income (loss)                        $42,679                               ($20,923)
  Less: Preferred stock dividends        (37,460)                               (37,463)
                                         --------                                -------
Income (loss) available to common
stockholders                               5,219  23,771,000      $0.00         (58,386)    15,558,000     ($0.00)
                                                                  =====                                    =======

Effect of dilutive securities:

  Stock options and warrants                 ---      22,000        ---             ---            ---         ---
  Preferred stock                         37,460     568,000        ---          37,463        568,000         ---
                                          ------     -------        ---          ------        -------         ---
Income (loss) available to common
  stockholders and assumed
  conversion                             $42,679  24,361,000      $0.00        ($20,923)    16,126,000     ($0.00)
                                         =======  ==========      =====         ========    ==========      ======

Options and warrants totaling 11,440,000 and 11,262,000 were excluded from the calculation of diluted earnings per share as their effect was anti-dilutive for the nine months ended September 30, 2003 and 2002, respectively.

                                             Three Months Ended                   Three Months Ended
                                             September 30, 2003                   September 30, 2002
                                            -------------------                   ------------------
                                    Income                                  Income
                                    Available to                            Available to
                                    Common                    Per Share     Common                      Per Share
                                    Stockholders   Shares      Amount       Stockholders    Shares        Amount
                                    ------------   ------     ---------     ------------    ------      ---------

Net income (loss)                      $(81,362)                               $642,568
  Less: Preferred stock dividends       (12,486)                                (12,488)
                                        --------                                --------
Income (loss) available to common
stockholders                            (93,848)   24,966,000     $0.00         630,080    15,558,000       $0.04
                                                                  =====                                     =====

Effect of dilutive securities:

  Stock options and warrants                ---           ---       ---             ---           ---          ---
  Prefered stock                         12,486       568,000       ---          12,488       568,000          ---
                                         ------    ----------    ------        --------    ----------       ------
Income (loss) available to common
  stockholders and assumed
  conversion                           $(81,362)   25,534,000     $0.00        $642,568    16,126,000        $0.04
                                        =======    ==========     =====        ========    ==========        =====

Options and warrants  totaling  11,462,000 and 11,262,000 were excluded from the calculation of diluted earnings per share as their effect was anti-dilutive for the three months ended September 30, 2003 and 2002, respectively.

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